                                AMENDMENT NO. 1
                             TO THE GOLD KIST INC.
                            EXECUTIVE SAVINGS PLAN



     THIS AMENDMENT NO. 1 is made this 28th day of October, 1994, by Gold
                                       ----
Kist Inc. (the "Company").


                                  WITNESSETH:

     WHEREAS the Company has adopted the Gold Kist Inc. Executive Savings Plan (the "Plan") effective June 1, 1994; and


     WHEREAS the Company seeks to clarify certain eligibility provisions inadvertently omitted from Plan.


     NOW, THEREFORE, the Plan is amended as set forth below.


                                   ITEM ONE

     Section 3.2 of the Plan is amended by adding the following language:

     Notwithstanding any provisions in this Plan to the contrary, should any Participant after execution and delivery of a Deferral Election (the "Current Deferral Election") refuse or otherwise fail to cooperate fully (as determined in the sole judgment of the Committee) in the process of obtaining a life insurance policy or policies insuring the Participant to be owned by the Company to fund its obligations under the Plan in whole or in part, such Participant's participation in the Plan with respect to the Current Deferral Election shall be rescinded and terminated, all amounts deferred with respect to the Current Deferral Election shall be paid to such Participant and such Participant shall be deemed ineligible for further participation in the Plan.

                                   ITEM TWO

     This amendment shall be effective June 1, 1994, as if it were originally included in the Plan.


     IN WITNESS WHEREOF, Gold Kist Inc. has caused this Amendment No. 1 to be executed as of the day and year first above written.

                              GOLD KIST INC.



                              By: /s/ Harold O. Chitwood
                                 ------------------------------------
                                 Chief Executive Officer and Chairman,
                                 Management Executive Committee

[Corporate Seal]

ATTEST:


    /s/ Jack L. Lawing
- --------------------------------
          Secretary

                                GOLD KIST INC.

                            EXECUTIVE SAVINGS PLAN


                     _____________________________________

                            Effective June 1, 1994
                     _____________________________________

                                GOLD KIST INC.
                      244 Perimeter Center Parkway, N.E.
                            Atlanta, Georgia 30346

                                GOLD KIST INC.

                            EXECUTIVE SAVINGS PLAN

                               TABLE OF CONTENTS

                                                Page
                                                ----

ARTICLE 1      ESTABLISHMENT AND PURPOSE......    1
ARTICLE 2      DEFINITIONS
          2.1  Adjustment Date................    1
          2.2  Affiliate......................    1
          2.3  Authorized Leave of Absence....    1
          2.4  Beneficiary....................    1
          2.5  Bonus..........................    1
          2.6  Code...........................    1
          2.7  Committee......................    2
          2.8  Company........................    2
          2.9  Deferral Account...............    2
         2.10  Deferral Election(s)...........    2
         2.11  Early Retirement...............    2
         2.12  Effective Date.................    2
         2.13  Employee.......................    2
         2.14  ERISA..........................    2
         2.15  Fiscal Year....................    2
         2.16  Interest.......................    2
         2.17  Normal Retirement..............    3
         2.18  Participant....................    3
         2.19  Participating Company..........    3
         2.20  Plan...........................    3
         2.21  Plan Administrator.............    3
         2.22  Plan Year......................    3
         2.23  Retirement.....................    3
         2.24  Salary.........................    3
         2.25  Severance......................    3
         2.26  Surviving Spouse...............    3
         2.27  Termination of Employment......    3
         2.28  Total Disability...............    4
         2.29  Unforeseeable Emergency........    4
ARTICLE 3      ELIGIBILITY AND PARTICIPATION..    4
          3.1  Eligibility....................    4
          3.2  Participation..................    4
          3.3  Deferral Elections.............    5
          3.4  Payment Election...............    5

ARTICLE 4   RETIREMENT BENEFITS................   6
       4.1  Eligibility........................   6
       4.2  Payment Method, Timing and Amount..   6
       4.3  Payment to Beneficiary.............   6
ARTICLE 5   DEATH BENEFIT......................   7
       5.1  Eligibility........................   7
       5.2  Payment Method, Timing and Amount..   7
ARTICLE 6   SEVERANCE BENEFITS.................   8
       6.1  Eligibility........................   8
       6.2  Payment Method, Timing and Amount..   8
       6.3  Payment to Beneficiary.............   8
ARTICLE 7   HARDSHIP...........................   8
       7.1  Eligibility........................   8
       7.2  Payment Method, Timing and Amount..   9
ARTICLE 8   ADJUSTMENTS........................   9
       8.1  Accounts...........................   9
       8.2  Adjustments to Deferral Accounts...   9
ARTICLE 9   ADMINISTRATION.....................  10
       9.1  Committee..........................  10
       9.2  Claims for Benefits................  10
       9.3  Beneficiary Designation............  10
ARTICLE 10  AMENDMENT AND TERMINATION..........  11
      10.1  Right to Amend or Terminate Plan...  11
      10.2  Notice.............................  12
ARTICLE 11  GENERAL PROVISIONS.................  12
      11.1  No Right to Continued Employment...  12
      11.2  Payment on Behalf of Payee.........  12
      11.3  Nonalienation......................  12
      11.4  No Trust or Funding Created........  12
      11.5  Binding Effect.....................  13
      11.6  Merger or Consolidation............  13
      11.7  Entire Plan........................  13
      11.8  Miscellaneous......................  13

                                GOLD KIST INC.
                                --------------
                            EXECUTIVE SAVINGS PLAN
                            ----------------------


                     ARTICLE 1 - ESTABLISHMENT AND PURPOSE
                     -------------------------------------

     The Plan is established for the benefit of selected key employees and shall be known as the "Gold Kist Inc. Executive Savings Plan." The purpose of the Plan is to provide deferred compensation benefits to selected key employees upon termination of employment, disability or death in order to recruit and retain such employees. The Company intends that the Plan be an unfunded arrangement for both tax and ERISA Title I purposes and that participating employees will be unsecured general creditors of the Company as to the benefits provided under the Plan.


                            ARTICLE 2 - DEFINITIONS
                            -----------------------

     The following words and phrases as used in the Plan have the following meanings:

     2.1 ADJUSTMENT DATE: The last day of each calendar year, the date of commencement of payment of any benefit pursuant to the Plan and any other date specified by the Committee upon or as of which accounts are adjusted as set forth in Article 8.

     2.2 AFFILIATE: Either (a) any employer that is a corporation included with Gold Kist Inc. in a "controlled group of corporations," as defined in Code section 414(b), or an unincorporated business included with Gold Kist Inc. in a group of trades or businesses under "common control," as defined by regulations prescribed by the Secretary of the Treasury under Code section 414(c) or (b) any other employer, whether incorporated or unincorporated, which is not described in the foregoing clause (a) but which Gold Kist Inc. has an ownership interest in to any extent.

     2.3 AUTHORIZED LEAVE OF ABSENCE: Either (a) a leave of absence authorized by the Company provided that the Employee returns within the period specified, or (b) an absence required to be considered an Authorized Leave of Absence by applicable law.

     2.4 BENEFICIARY: The beneficiary or beneficiaries designated by a Participant pursuant to Article 9 to receive the benefits, if any, payable on behalf of the Participant under the Plan after the death of such Participant, or, when there has been no such designation or an invalid designation, the individual or entity, or the individuals or entities, who will receive such amount pursuant to Section 9.3(b).

     2.5 BONUS: A bonus which is awarded and payable by the Company to the Employee for service during the Fiscal Year and which is not earned until actually awarded.

     2.6 CODE: the Internal Revenue Code of 1986, as amended from time to time.

     2.7 COMMITTEE: The Committee provided for in Article 9 and responsible for administering the Plan.

     2.8 COMPANY: Gold Kist Inc., a Georgia corporation, or any entity which succeeds to its rights and obligations with respect to the Plan and any other Affiliate of Gold Kist Inc. which is a Participating Company.

     2.9 DEFERRAL ACCOUNT: With respect to Deferral Elections, the separate bookkeeping account kept to record the Participant's Salary Deferrals and Bonus Deferrals under such Deferral Elections and Interest accrued on the account, adjusted as of each Adjustment Date or other date as provided in Article 8.

     2.10 DEFERRAL ELECTION(S): The Participant's irrevocable written election, made in accordance with Section 3.3 and in such form as specified by the Committee, to forego the receipt of a stipulated whole percent of Salary or Bonus. Amounts so foregone are called either "Salary Deferral(s)" or "Bonus Deferral(s)," as the case may be.

     2.11 EARLY RETIREMENT: Termination of Employment, other than on account of death, on or after the date the Participant attains age 55 but prior to the date the Participant attains age 65.

     2.12 EFFECTIVE DATE: The "Effective Date," the date the provisions of this Plan become effective, is June 1, 1994.

     2.13 EMPLOYEE: A person who is a common law employee of the Company or an Affiliate.

     2.14 ERISA: The Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended. All citations to sections of ERISA are to such sections as they may from time to time be amended or renumbered.

     2.15 FISCAL YEAR:  The fiscal year of the Gold Kist Inc..

     2.16 INTEREST: With respect to each Adjustment Date or other applicable date, the dollar amount of interest to be credited to the Participant's Deferral Account as provided in Article 8. Prior to the beginning of each Plan Year, the Committee shall announce the annual rate of interest ("Announced Interest Rate") applicable with respect to the next Plan Year. If the Committee shall fail to announce such annual rate of interest, the last Announced Interest Rate shall apply. Provided, however, the minimum annual rate of interest ("Minimum Interest Rate") with respect to each Plan Year shall be the prime lending rate as quoted in the Wall Street Journal's Money Rate Section on December 31 (or the last business day) preceding such Plan Year.

     2.17 NORMAL RETIREMENT: Termination of Employment, other than on account of death, on the date the Participant attains age 65.

     2.18 PARTICIPANT: As of any date, any individual who commenced participation in the Plan as provided in Article 3 and who is either (a) an Employee or (b) a former Employee of the Company who is eligible for a benefit under the Plan.

     2.19 PARTICIPATING COMPANY: Gold Kist Inc. or an Affiliate which by action of its board of directors or equivalent governing body and with the written consent of the Board of Directors ("Board") of Gold Kist Inc., has adopted the Plan; provided that the Board may, subject to the foregoing proviso, waive the requirement that such board of directors or equivalent governing body effect such adoption. The term "Participating Company" shall be construed as if the Plan were solely the Plan of such Participating Company, unless the context plainly requires otherwise. Notwithstanding the foregoing, (i) if a Participant is employed by an Affiliate as defined in clause (a) of Section 2.2 of this Plan, then the obligation to pay benefits hereunder that are attributable to Salary and Bonus Deferrals made while the Participant is employed by such Affiliate shall be the obligation of Gold Kist Inc. as well as such Affiliate; and (ii) if a Participant is employed by an Affiliate as defined in clause (b) of Section 2.2 of this Plan, then the obligation to pay benefits hereunder that are attributable to Salary and Bonus Deferrals made while the Participant is employed by such Affiliate shall be the obligation solely of such Affiliate, and not a joint obligation of Gold Kist Inc. or any other Affiliate.

     2.20 PLAN: The Gold Kist Inc. Executive Savings Plan as contained herein and as it may be amended from time to time hereafter.

     2.21 PLAN ADMINISTRATOR:  The Committee.

     2.22 PLAN YEAR:  The calendar year.

     2.23 RETIREMENT:  A Participant's Normal Retirement or Early Retirement.

     2.24 SALARY: With respect to a Participant, cash base salary payable by the Company to the Participant for services rendered by the Participant to the Company.

     2.25 SEVERANCE: Termination of Employment both (i) other than on account of Retirement or death and (ii) prior to attaining age 65.

     2.26 SURVIVING SPOUSE: The survivor of a deceased Participant to whom such deceased Participant was legally married immediately before the Participant's death.

     2.27 TERMINATION OF EMPLOYMENT: A termination of employment with the Company as determined by the Committee in accordance with reasonable standards and policies adopted by the Committee; provided, however, that a Termination of Employment shall occur on the earlier of (a) or (b) where:

          (a) is the date as of which an Employee quits, is discharged, terminates employment in connection with a disability (excluding Total Disability), Retires or dies, and

          (b) is the first day of absence of an Employee who fails to return to employment at the expiration of an Authorized Leave of Absence or the cessation of Total Disability.

A Participant shall not be considered as terminating his employment during his Total Disability. A Participant shall be deemed to have terminated his employment upon cessation of his Total Disability if he does not resume active employment with the Company.

     2.28 TOTAL DISABILITY: A Participant shall be under a "Total Disability" if, in the determination of the Committee in the exercise of its sole and absolute discretion based upon competent medical evidence, the Participant's physical or mental condition prevents the Participant from performing the material duties of the Participant's regular occupation.

     2.29 UNFORESEEABLE EMERGENCY: A severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Examples of what are not considered to be Unforeseeable Emergencies include the need to send a Participant's child to college or the desire to purchase a home. The determination of whether a Participant has an Unforeseeable Emergency shall be determined by the Committee in the exercise of its sole and absolute discretion.


                   ARTICLE 3 - ELIGIBILITY AND PARTICIPATION
                   -----------------------------------------


     3.1 ELIGIBILITY. An Employee shall be eligible to become a Participant in the Plan if the Employee:

            (A) is a member of the Company's "select group of management or highly compensated employees," as defined in Sections 201(2), 301(a)(3) and 401(a) of ERISA; and

            (B) is designated by the Committee as eligible.

          3.2 PARTICIPATION. An Employee who is eligible to become a Participant shall become a Participant upon execution and delivery of a Deferral Election. A Participant shall continue his participation until the date the Participant is no longer entitled to a benefit under this Plan.

          3.3  DEFERRAL ELECTIONS.

          (A)  PROCEDURES.

          (1) An eligible Employee shall have until December 31st of each year to execute and deliver to the Committee a Deferral Election providing for the deferral of a stipulated whole percent of Salary and/or Bonus to be earned during the following calendar year and which, but for such Deferral Election, would be paid to the Employee.

          (2) In the year in which this Plan is first implemented, an eligible Employee shall have 30 days following the Effective Date to execute and deliver to the Committee a Deferral Election providing for the deferral of a stipulated whole percent of Salary and/or Bonus to be earned after delivery of such Deferral Election and during the calendar year of such implementation and which, but for such Deferral Election, would be paid to the Employee.

          (3) In the first year in which an Employee first becomes eligible to participate in the Plan, such eligible Employee shall have 30 days following the date the Employee becomes eligible to execute and deliver to the Committee a Deferral Election providing for the deferral of a stipulated whole percent of Salary and/or Bonus to be earned after delivery of such Deferral Election and during the calendar year such Employee first becomes eligible to participate in the Plan and which, but for such Deferral Election, would be paid to the Employee.

          (B) CONDITIONS. No Deferral Election shall be valid until accepted by the Committee in the exercise of its sole and absolute discretion. Maximum Salary Deferrals and Bonus Deferrals for a Plan Year shall be 100% of Salary and/or Bonus less any amounts which must be withheld from wages for income or employment tax purposes. Minimum annual Salary Deferrals shall be $1,200.

     3.4  PAYMENT ELECTION.

     (A) A Participant may elect to have the Retirement Benefit under Article 4 and the Death Benefit under Article 5 paid in either (i) a lump sum or (ii) in ten (10) equal annual installments. A separate Payment Election shall be made for the Retirement Benefit and the Death Benefit. If no such election is made, such benefits shall be paid in ten (10) equal annual installments.

     (B) A Participant shall make such election on such form as specified by the Committee and shall have the right to change such election from time to time, provided, however, only such election made more than two years prior to the commencement of payment of benefits shall be effective. Provided, further, no payment election, or change thereof, shall be effective unless received by the Committee prior to the Participant's death or Retirement.

                       ARTICLE 4 -  RETIREMENT BENEFITS
                       --------------------------------


     4.1 ELIGIBILITY. Upon the earliest to occur of (i) a Participant's Retirement or (ii) a Participant's attainment of age 65, the Company shall pay the Participant the "Retirement Benefit" described in this Article 4.

     4.2  PAYMENT METHOD, TIMING AND AMOUNT.

     (A) The Retirement benefit shall be either a lump sum or ten (10) equal annual installments, as based on the Participant's Payment Election. Payment shall be made, in the case of a lump sum, or shall commence, in the case of annual installments, on the first day of the second month following the month of the Participant's Retirement or the Participant's attainment of age 65, whichever shall apply. Such Retirement benefit shall be in lieu of all other benefits under the Plan.

     (B) The lump sum shall equal the Participant's Deferral Account adjusted as provided in Subsection 8.2(a).

     (C) The ten (10) equal annual installments shall be based on the Participant's Deferral Account adjusted as provided in Subsection 8.2(a) and the interest rate applicable to the Participant's Deferral Account in accordance with Section 2.16 during the Plan Year in which the Participant's Retirement occurs.

  Example - At the commencement of payment of his Retirement Benefit,
  -------
  Participant's Deferral Account balance (including deferrals and interest) is $100,000 and the interest rate applicable at such time is 10%. The Participant's equal annual installments are determined by calculating the level annuity payments in advance, payable for 10 periods, with interest at 10% and with a principal balance of $100,000. The resulting equal annual installments are in the amount of $14,795.

          4.3 PAYMENT TO BENEFICIARY. If a Participant entitled to a Retirement Benefit under this Article 4 dies before the payment of the full benefit is made, then the Retirement Benefit shall be paid to the Participant's Beneficiary. In the event the Participant's Retirement Benefit is being paid in ten (10) equal annual installments, the Participant's Beneficiary may make a written request to the Committee to receive, in lieu of all other payments, a lump sum payment equal to the present value of the remaining installments calculated with a discount rate equal to the Announced Interest Rate applicable to the Participant's Deferral Account during the Plan Year in which the Participant's Retirement occurred. The Committee's decision on such request shall be based on the sole and absolute discretion of the Committee.

  Example - Participant retires and elects to receive his Retirement Benefit in
  -------
  10 equal annual installments of $100,000 per installment when the applicable interest rate is 10%. After receiving 6 installments, Participant dies and his Beneficiary requests a lump sum payment of the remaining 4 installments. Assuming the Committee grants the Beneficiary's request for a lump sum payment which is made on the next installment due date, the lump sum will be $348,685 (the present value of 4 payments of $100,000 each, discounted at 10%).


                           ARTICLE 5 - DEATH BENEFIT
                           -------------------------

     5.1 ELIGIBILITY. Upon a Participant's death prior to his attainment of age 65, Retirement or Severance, the Company shall pay the Participant's Beneficiary the "Death Benefit" described in this Article 5.

     5.2  PAYMENT METHOD, TIMING AND AMOUNT.

     (A) The Death Benefit shall be either a lump sum or ten (10) equal annual installments, as based on the Participant's Payment Election. Payment shall be made, in the case of a lump sum, or shall commence, in the case of annual installments, on the first day of the second month following the month of the Participant's Death. Such Death Benefit shall be in lieu of all other benefits under the Plan.

     (B) The lump sum shall equal the Participant's "Enhanced Deferral Account" as described in Subsection (d) below.

     (C) The ten (10) equal annual installments shall be based on the Participant's "Enhanced Deferral Account" as described in Subsection (d) below, and the interest rate applicable to the Participant's Deferral Account in accordance with Section 2.16 during the Plan Year in which the Participant's death occurs.

     (D) A Participant's Enhanced Deferral Account shall be equal to (i) the Participant's Deferral Account adjusted as provided in Subsection 8.2(a) multiplied by (ii) the following enhancement factor:

  Participant's Age at Death                      Enhancement Factor
  --------------------------                      ------------------
  Less than age 50                                        2.00
  Age 50 or greater but less than age 55                  1.75
  Age 55 or greater but less than age 60                  1.50
  Age 60 or greater but less than age 65                  1.25

  Example - At the commencement of payment of the Death Benefit to the
  -------
  Participant's Beneficiary (based on the Participant's prior effective election to have such benefit paid in a lump sum), the Participant's Deferral Account balance (including deferrals and interest) is $100,000 and the Participant's age at the time of death is age 49. The Death Benefit payable to the Participant's Beneficiary is $200,000 (actual Deferral Account balance of $100,000 times the Enhancement Factor of 2.0).

          (E) In the event the Death Benefit is payable in ten (10) equal annual installments, the Participant's Beneficiary may make a written request to the Committee, prior to commencement of payment of the first installment, to receive, in lieu of all other payments, a lump sum payment equal to the Participant's "Enhanced Deferral Account" as described in Subsection (d) above. The decision on such request shall be based on the sole and absolute discretion of the Committee.


                        ARTICLE 6 - SEVERANCE BENEFITS
                        ------------------------------

     6.1 ELIGIBILITY. Upon a Participant's Severance, the Company shall pay the Participant the "Severance Benefit" described in this Article 6.

     6.2  PAYMENT METHOD, TIMING AND AMOUNT.

     (A) The Severance Benefit shall be a lump sum. Payment shall be made on the first day of the second month following the month of the Participant's Severance. Such Severance Benefit shall be in lieu of all other benefits under the Plan.

     (B) Except as provided in Subsection (c) below, the lump sum shall be equal to the Participant's Deferral Account adjusted as provided in Subsection 8.2(a).

     (C) If the Participant's Severance is on account of his voluntary Termination of Employment, the lump sum shall be equal to the Participant's Deferral Account adjusted as provided in Subsection 8.2(b).

     6.3 PAYMENT TO BENEFICIARY. If a Participant entitled to a Severance Benefit under this Article 6 dies after his Severance but before the payment of the benefit is made, then the benefit shall be paid to the Participant's Beneficiary.


                             ARTICLE 7 - HARDSHIP
                             --------------------

     7.1 ELIGIBILITY. A Participant who has an Unforeseeable Emergency may be entitled to receive the "Hardship Benefit" described in this Article 7 upon (i) application to the Committee, (ii) submission of such evidence of such Unforeseeable Emergency as required by the Committee and (iii) the Committee's determination that the Participant has an Unforeseeable Emergency. In making such determination the Committee is instructed not to grant payment to the extent that the Participant's hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) cessation of deferrals under this Plan.

     7.2  PAYMENT METHOD, TIMING AND AMOUNT.

     (A) The Hardship Benefit shall be a lump sum. Payment shall be made on such date as determined by the Committee.

     (B) The lump sum shall be equal to the lesser of (i) the Participant's Deferral Account adjusted as provided in Subsection 8.2(b) or (ii) the amount determined by the Committee, in the exercise of its sole and absolute judgment, to satisfy the Participant's Unforeseeable Emergency.


                            ARTICLE 8 - ADJUSTMENTS
                            -----------------------

     8.1 ACCOUNTS. The Committee shall establish and cause to be maintained with respect to each Participant, a Deferral Account and shall adjust each account as provided in this Article 8.

     8.2  ADJUSTMENTS TO DEFERRAL ACCOUNTS.

     (A) Except as provided in Subsection (b) below, as of each Adjustment Date, a Participant's Deferral Account shall be adjusted as follows:

          (1) Salary Deferrals. There shall be credited the Participant's Salary Deferrals, if any, made since the last Adjustment Date.

          (2) Bonus Deferrals. There shall be credited the Participant's Bonus Deferrals, if any, made since the last Adjustment Date.

          (3) Hardship Benefit. There shall be debited any Hardship Benefit paid to the Participant as provided in Article 7.

          (4) Interest. There shall be credited Interest for the period since the last Adjustment Date. Interest shall calculated on the balance in the Deferral Account after adjustment pursuant to paragraphs (1), (2) and (3) above at such rate to yield an effective annual rate equal to the Minimum Interest Rate or the Announced Interest Rate, whichever is greater.

     (B) With respect to a Severance Benefit payable pursuant to Subsection 6.2(c) or a Hardship Benefit payable pursuant to Article 7, the Participant's Deferral Account shall be determined in the manner specified in Subsection (a) above but by modifying the crediting of Interest pursuant to paragraph (3) of Subsection (a) above by substituting for the "Announced Interest Rate" as it appears therein the words "Announced Interest Rate minus two percent (2%)."

                          ARTICLE 9 - ADMINISTRATION
                          --------------------------


     9.1 COMMITTEE. The Committee shall be the Gold Kist Pension Committee. The Committee shall have general responsibility for administration of the Plan (including but not limited to complying with reporting and disclosure requirements, and establishing and maintaining Plan records). In the exercise of its sole and absolute discretion, the Committee shall interpret the Plan's provisions and determine the eligibility of individuals for benefits.

     9.2 CLAIMS FOR BENEFITS. For claims procedure purposes, the "Claims Manager" shall be the Vice President, Human Resources of Gold Kist Inc..

     (A) If for any reason a claim for benefits under this Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the section of the Plan on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of the claim, all written in a manner calculated to be understood by the claimant. For this purpose:

          (1) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

          (2) The Claims Manager's explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

     (B) The claimant shall have sixty (60) days following receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may submit pertinent documents and written issues and comments.

     (C) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant's request for review of the claim. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review. The Claims Manager's decision shall be final and binding upon all parties for purposes of administrative review under this Plan.

     9.3  BENEFICIARY DESIGNATION.

     (A) Every Participant shall file with the Committee a written designation, in such form as specified by the Committee, of one or more persons as the Beneficiary who shall be entitled to receive the benefits, if any, payable under the Plan after the Participant's death. A Participant may from time to time revoke or change such Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt. All decisions of the Committee concerning the effectiveness of any Beneficiary designation, and the identity of any Beneficiary, shall be final. If a Beneficiary shall die after the death of the Participant and prior to receiving the payment(s) that would have been made to such Beneficiary had such Beneficiary's death not occurred, and no contingent Beneficiary has been designated, then for the purposes of the Plan the payment(s) that would have been received by such Beneficiary shall be made to the Beneficiary's estate.

     (B) If no Beneficiary designation is in effect at the time of a Participant's death, the benefits, if any, payable under the Plan after the Participant's death shall be made to the Participant's Surviving Spouse, if any, or if the Participant has no Surviving Spouse, to the Participant's estate. If the Committee is in doubt as to the right of any person to receive such benefits, the Committee may direct the Company to withhold payment, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Company to pay any such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.


                    ARTICLE 10 - AMENDMENT AND TERMINATION
                    --------------------------------------

     10.1 RIGHT TO AMEND OR TERMINATE PLAN.

     (A) Subject to Subsection (c), the Board of Directors of Gold Kist Inc. reserves the right at any time to amend or terminate the Plan, in whole or in part, and for any reason and without the consent of any Participant or Beneficiary.

     (B) The Committee may adopt any ministerial and non substantive amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan, provided the amendment does not materially affect the currently estimated cost to the Company of maintaining the Plan.

     (C) In no event shall an amendment or termination reduce the Company's obligations under Deferral Elections made before such amendment or termination; provided, however, that this restriction shall not apply to any benefit that has not actually accrued of the date of such amendment or termination (such as the right to an enhanced death benefit, if the Participant is still living on the date of such amendment or termination, or the right to make future deferrals under the Plan), nor shall this restriction prevent the Company from discharging its obligations under this Plan by providing for an immediate payout of the benefits actually accrued under this Plan as of the date of such amendment or termination.

     10.2 NOTICE. Notice of any termination or material amendment of the Plan shall be given by the Board of Directors of Gold Kist Inc. or by the Committee, whichever adopts the amendment, to each Participant.


                        ARTICLE 11 - GENERAL PROVISIONS
                        -------------------------------

     11.1 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in the Plan shall give any Participant the right to be retained in the employment of the Company or affect the right of the Company to dismiss any Participant. The adoption and maintenance of the Plan shall not constitute a contract between any Company and Participant or consideration for, or an inducement to or condition of, the employment of any Participant.

     11.2 PAYMENT ON BEHALF OF PAYEE. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to such person's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

     11.3 NONALIENATION. No interest, expectancy, benefit, payment, claim or right of any Participant or Beneficiary under the Plan shall be (a) subject in any manner to any claims of any creditor of the Participant or Beneficiary, (b) subject to the debts, contracts, liabilities or torts of the Participant or Beneficiary or (c) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person shall attempt to take any action contrary to this Section, such action shall be null and void and of no effect, and the Committee and the Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof. If the Participant, Beneficiary, or any other beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event the Committee may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary or the spouse, children, or other dependents of the Participant or Beneficiary, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

     11.4 NO TRUST OR FUNDING CREATED. The obligations of the Company to make payments hereunder shall constitute a liability of the Company to a Participant or Beneficiary, as the case may be. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payment shall be made, and neither a Participant nor a Beneficiary shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person. The rights and claims of a Participant or a Beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured creditor of the Company.

     11.5 BINDING EFFECT. Obligations incurred by the Company pursuant to this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the Participant's Beneficiary.

     11.6 MERGER OR CONSOLIDATION. In the event of a merger or a consolidation by the Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Company by another corporation, then and in such event the obligations and responsibilities of the Company under this Plan shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participants and Beneficiaries hereunder shall continue.

     11.7 ENTIRE PLAN. This document, any written amendments hereto and the Deferral Elections contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

     11.8 MISCELLANEOUS. Where appropriate in this Plan, words used in the singular shall include the plural, and words used in the masculine shall include the feminine or neuter. This Plan and all rights hereunder are governed by ERISA and, to the extent that state law is applicable, the laws of the State of Georgia shall govern this Plan.


     IN WITNESS WHEREOF, Gold Kist Inc. has caused this Plan to be executed this 22nd day of July, 1994.
- ----        ----

                              GOLD KIST INC.



[Corporate Seal]           By: /s/ Harold O. Chitwood
                              -------------------------------------
                              Chief Executive Officer and Chairman,
                              Management Executive Committee

ATTEST:

/s/ Jack L. Lawing
- ------------------
    Secretary

                      SALARY DEFERRAL ELECTION UNDER THE
                     GOLD KIST INC. EXECUTIVE SAVINGS PLAN


     Gold Kist Inc. maintains the Executive Savings Plan to help eligible employees accumulate benefits for retirement. As an eligible employee, You may elect to make deferrals and receive benefits as set forth in the Plan.

     You and the Participating Company agree as follows:

     1.   YOU AGREE TO DEFER SALARY.  You elect to defer the receipt of the
          -------------------------
following annual percent of SALARY AND/OR BONUS which You earn during the ________ calendar year(s) and which, but for this Deferral Election, would be paid to You:

        ______________________
         Salary             %
        ______________________
         Bonus              %
        ______________________

     2.   THE COMPANY PROMISES TO PAY BENEFITS.  The Participating Company
          ------------------------------------
promises to pay benefits as provided in the Plan, subject to all terms and conditions provided in the Plan.

     3.   INCORPORATION OF PLAN.  The Plan and all its provisions are
          ---------------------
incorporated herein by reference and shall govern the rights and obligations hereunder, including the meanings of any capitalized terms which are defined in the Plan.

     4.   ENTIRE AGREEMENT.  This Deferral Election and the Plan constitute the
          ----------------
entire agreement between You and the Participating Company with respect to the deferrals made hereunder and the benefits based thereon.


                                 -----------------------
                                 Your Signature


                                 -----------------------
                                 Your Printed Name



                                 Date:
                                       -----------------

Received and approved by the Committee:

By:
    ---------------------

Date:
     --------------------

                       BENEFICIARY DESIGNATION UNDER THE
                     GOLD KIST INC. EXECUTIVE SAVINGS PLAN

     You and the Participating Company have entered into one or more Deferral Elections under the Executive Savings Plan.

     As a Participant in the Plan, You hereby name the following person or persons, entity or entities (herein called "Designated Beneficiary(ies)") to receive such amounts, if any, that are payable under the Plan after your death (herein called "Survivor Benefits"):

                              PRIMARY BENEFICIARY
                                                          Social Security
Name and Relationship              Address                Number

- -------------------------------------------------------------------------------
1.
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
2.
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
3.
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
4.
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

     If your Survivor Benefits, if any, are to be paid to more than one Designated Beneficiary, such Survivor Benefits shall be divided equally between or among such Designated Beneficiaries.

     If any Primary Beneficiary(ies) named above is (are) not in existence at your death, then You name the following Contingent Beneficiary(ies) to receive the benefit that such Primary Beneficiary(ies) would have received:

                            CONTINGENT BENEFICIARY
                                                              Social Security
Name and Relationship                   Address               Number

Contingent Beneficiary to Primary Beneficiary No. _____:
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

Contingent Beneficiary to Primary Beneficiary No. _____:
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

Contingent Beneficiary to Primary Beneficiary No. _____:
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------


Contingent Beneficiary to Primary Beneficiary No. _____:
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

     If a Primary Beneficiary dies before You do and there is no Contingent Beneficiary named to take such Primary Beneficiary's share, then the Survivor Benefits will be paid to your Surviving Spouse, if any, and if not to your estate.

     If a Designated Beneficiary dies after You do but before all Survivor Benefit payments have been made to such Designated Beneficiary, then the remaining payments will be made to the Designated Beneficiary's estate.

     This Beneficiary Designation Form shall remain in effect until revoked by You in writing or until superseded by your execution and delivery of a substitute Beneficiary Designation Form. No such revocation or substitute Beneficiary Designation Form will be effective until it is actually received by the Committee.

     Survivor Benefit payments will have federal and state tax consequences and such consequences may depend on the identity of the beneficiary of such payments (for example, whether the beneficiary is your spouse); and You acknowledge that You have been advised to consult an independent, professional tax advisor before completing this Beneficiary Designation Form.


                                 -----------------------
                                 Your Signature


                                 -----------------------
                                 Your Printed Name



                                 Date:
                                       -----------------

Received by the Committee:

By:
    ---------------------

Date:
     --------------------

                          PAYMENT ELECTION UNDER THE
                     GOLD KIST INC. EXECUTIVE SAVINGS PLAN

     You and the Participating Company have entered into one or more Deferral Elections under the Executive Savings Plan.

                     PAYMENT ELECTION - RETIREMENT BENEFIT
                     -------------------------------------

     As a Participant in the Plan, I hereby elect pursuant to Section 3.4 of the Plan to have any Retirement Benefit under Article 4 paid in the following manner:

     [  ]     Lump sum

     [  ]     Equal annual installments for 10 years

     [  ]     I do not wish to make an election at this time. I understand that if I do not make a valid election pursuant to the terms of the Plan, benefits will be paid in equal annual installments for 10 years.

                       PAYMENT ELECTION - DEATH BENEFIT
                       --------------------------------

     As a Participant in the Plan, I hereby elect pursuant to Section 3.4 of the Plan to have any Death Benefit under Article 5 paid in the following manner:

     [  ]     Lump sum

     [  ]     Equal annual installments for 10 years

     [  ]     I do not wish to make an election at this time. I understand that if I do not make a valid election pursuant to the terms of the Plan, benefits will be paid in equal annual installments for 10 years.

                                 -----------------------
                                 Your Signature


                                 -----------------------
                                 Your Printed Name



                                 Date:
                                       -----------------

Received by the Committee:

By:
    ---------------------

Date:
     --------------------